Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

TC BANCSHARES, INC.

ARTICLE ONE

OFFICES

1.1 Registered Office. TC Bancshares, Inc. (the “Company”) shall maintain a registered office in the county in the State of Georgia where the Company is authorized to conduct its general business. Unless the Board of Directors designates otherwise, the Company’s main office shall be the registered office.

1.2 Other Offices. In addition to its registered office, the Company also may have offices at such other place or places, within or outside the county in which the registered office is located, as the Board of Directors may from time to time select, or as the business of the Company may require or make desirable.

1.3 Books and Records. All records maintained by the Company in the regular course of its business, including its share ledger, books of account, and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Company shall convert any records so kept on the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE TWO

SHAREHOLDERS’ MEETINGS

2.1 Place of Meetings. Meetings of the shareholders of the Company may be held at any place within or outside the State of Georgia, as set forth in the notice thereof, or, in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver, or, if no place is so specified, at the registered office of the Company. The Board of Directors may, in its sole discretion, determine that any meeting of shareholders may be held solely by means of remote communication.

2.2 Shareholders’ Meeting. The annual meeting of the shareholders of the Company shall be held on such date, and at such time as the Board of Directors of the Company shall determine, for the purpose of electing directors and transacting any and all business that may properly come before the meeting. Failure to hold the annual meeting at the designated time shall not affect the validity of any action taken by the Company.

2.3 Substitute Shareholders’ Meetings. If the annual meeting is not held on the day designated in Section 2.2, any business, including the election of directors, which might properly have been acted upon at that meeting, may be transacted at any subsequent shareholders meeting held pursuant to these Bylaws or held pursuant to a court order requiring a substitute annual meeting.

2.4 Special Meetings. Special meetings of the shareholders or a special meeting in lieu of the annual meeting of shareholders may be called at any time by the President, Chief Executive Officer, Chairman of the Board, or the Board of Directors. Special meetings of shareholders or a special meeting in lieu of the annual meeting of shareholders shall be called by the Company upon the written request of the holders of 25% or more of all the outstanding shares of capital stock of the Company entitled to vote in an election of directors. To demand a special meeting, the shareholders of the required percentage of shares must sign, date, and deliver to the Company’s Secretary one or more demands for the meeting, describing the purposes for which the meeting is to be held.

2.5 Notice of Meetings. The notice of the shareholders’ meeting and any special meetings shall be delivered in person, by first-class mail, by electronic mail or by any other form of notice permitted by the Georgia Business Corporation Code (the “Code”), charges prepaid, at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, or in the case of an annual meeting or substitute annual meeting, to the last known address of the shareholder as reflected on the Company’s current list of shareholders, or if given by a form of electronic transmission, the notice shall be deemed to be given when transmitted to the shareholder at the shareholder’s electronic mail address, at which the shareholder has consented to receive notice. The notice of all meetings shall specify the date, place and time of the meeting. The notice of a special meeting shall specify the general nature of the business to be transacted. The notice of the meeting of the shareholders shall be given not less than 10 nor more than 60 days prior to the meeting.

2.6 Quorum. Unless the Articles of Incorporation of the Company provide otherwise, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. If a quorum is present, a majority of the shares represented at the meeting and entitled to vote on the subject matter shall determine any matter coming before the meeting unless a different vote is required by the Code, by the Articles of Incorporation of the Company, or by these Bylaws. The shareholders at a meeting at which a quorum is once present may continue to transact business at the meeting or at any adjournment thereof, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized for lack of a quorum, those shareholders present may adjourn the meeting to such time and place as they may determine. It shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote at such meeting. In the case of a meeting for the election of directors which is twice adjourned for lack of a quorum, those present at the second of such adjourned meetings, of which notice has been given in writing to shareholders, shall constitute a quorum for the election of directors without regard to the other quorum requirements of the Code, the Articles of Incorporation of the Company, or these Bylaws.

2.7 Voting of Shares. Each outstanding share having voting rights, regardless of class, shall be entitled to 1 vote on each matter submitted to a vote at a meeting of shareholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on-any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it shall also state the name of such proxy. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

2.8 Proxies. A shareholder entitled to vote pursuant to Section 2.7 may vote in person or by proxy executed in writing by the shareholder or by his or her attorney in fact. No proxy shall be valid after 11 months from the date of its execution, unless a longer period is expressly stated therein. If the validity of any proxy is questioned it must be submitted to the secretary of the shareholders’ meeting for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The secretary of the meeting or, if appointed, the proxy officer or committee, shall determine the validity or invalidity of any proxy submitted and referenced by the secretary in the minutes of the meeting. The determination as to the regularity of a proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum, at such meeting and for all other purposes.

2.9 Presiding Officer. The Chairman of the Board of Directors or, in the absence of a Chairman of the Board of Directors, the President, shall serve as chairman of every shareholders’ meeting unless some other person is elected to serve as chairman by a majority vote of the shares represented at the meeting. The chairman shall appoint such persons as he deems required to assist with the meeting.

2.10 Advance Notice Provisions for Business to be Transacted at Annual Meetings and Elections of Directors.

(a) At any annual meeting of the shareholders, unless otherwise required by law, only such business shall be conducted as shall have been brought before the meeting: (i) as specified in the Company’s notice of the meeting; (ii) by or at the direction of the Board of Directors; or (iii) by any shareholder of the Company who (1) is a shareholder of record on the date such shareholder gives the notice provided for in this Section 2.10(a) and on the record date for the determination of shareholders entitled to vote at such annual meeting, and (2) complies with the notice procedures set forth in this Section 2.10(a). For business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of the immediately preceding sentence, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and such business must otherwise be a proper matter for action by shareholders. To be timely, a shareholder’s notice must be delivered or mailed to and received by the Secretary at the principal executive office of the Company not less than 90 days nor more than 100 days prior to the anniversary of the prior year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to the anniversary of the prior year’s annual meeting of shareholders, such written notice shall be timely only if delivered or mailed to and received by the Secretary of the Company at the principal executive office of the Company no earlier than the day on which public disclosure of the date of such annual meeting is first made and not later than the tenth day following the earlier of the day notice of the meeting was mailed to shareholders or such public disclosure was made.

With respect to the first annual meeting of shareholders of the Company following the Company becoming the sole shareholder of TC Federal Bank, notice by the shareholder shall be timely if delivered or mailed to and received by the Secretary of the Company not later than the close of business on the later of (i) the 100th day prior to the date of the annual meeting and (ii) the 10th day following the day on which public disclosure of the date of the annual meeting is first made.

The advance notice periods provided in this paragraph, once established by the initial notice or public disclosure of a date for the annual meeting of shareholders, shall remain in effect regardless of whether a subsequent notice or public disclosure shall provide that the meeting shall have been adjourned or that the date of the meeting shall have been postponed or otherwise changed from the date provided in the initial notice or public disclosure.

A shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such shareholder as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder and such beneficial owner; (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business; and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 2.10(a). The chairperson of the meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.10(a) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

At any special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Company’s notice of the meeting.

(b) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of shareholders at which directors are to be elected only: (i) by or at the direction of the Board of Directors; or (ii) by any shareholder of the Company who (1) is a shareholder of record on the date such shareholder gives the notice provided for in this Section 2.10(b) and on the record date for the determination of shareholders entitled to vote at such meeting, and (2) complies with the notice procedures set forth in this Section 2.10(b). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered or mailed to and received by the Secretary at the principal executive office of the Company not less than 90 days nor more than 100 days prior to the anniversary of the prior year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to the anniversary of the prior year’s annual meeting of shareholders, such written notice shall be timely only if delivered or mailed to and received by the Secretary of the Company at the principal executive office of the Company no earlier than the day on which public disclosure of the date of such annual meeting is first made and not later than the tenth day following the earlier of the day notice of the meeting was mailed to shareholders or such public disclosure was made.

With respect to the first annual meeting of shareholders of the Company following the Company becoming the sole shareholder of TC Federal Bank, notice by the shareholder shall be timely if delivered or mailed to and received by the Secretary of the Company not later than the close of business on the later of (i) the 100th day prior to the date of the annual meeting and (ii) the 10th day following the day on which public disclosure of the date of the annual meeting is first made.

2.11 Adjournments. Any meeting of the shareholders, whether or not a quorum is present, may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place. Except as otherwise provided by Section 2.6, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the time and place of the reconvened meeting are announced at the meeting which was adjourned. At any such reconvened meeting, any business may be transacted which could have been transacted at the meeting which was adjourned.

2.12 Action of Shareholders without a Meeting. Any action required by the Code to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a written consent, setting forth the action so taken, shall be signed by each of the shareholders entitled to vote with respect to the subject matter thereof. Upon filing with the officer of the Company having custody of its books and records, such consent shall have the same force and effect as a unanimous vote of the shareholders at a special meeting called for the purpose of considering the action authorized.

ARTICLE THREE

THE BOARD OF DIRECTORS

3.1 General Powers. The Board of Directors is responsible for the administration of the business and affairs of the Company. In addition to the powers and authority expressly conferred upon it by these Bylaws, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not prohibited by any legal agreement among shareholders, the Articles of Incorporation, or these Bylaws.

3.2 Number, Election and Term of Office. The Board of Directors of the Company shall consist of not less than 5, nor more than 25 persons, with the exact number within such minimum and maximum to be fixed and determined from time to time by resolution of the Board of Directors, or by resolution of the shareholders at any annual or special meeting of shareholders, and shall be divided into three classes as nearly equal in number as possible. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Each director, except in the case of his or her earlier death, resignation, retirement, disqualification, or removal, shall serve until the expiration of his or her respective term and thereafter until his or her successor shall have been elected and qualified.

3.3 Oath of Directors. Before assuming office, each director shall take an oath or affirmation that he shall diligently and honestly perform his or her duties in the administration of the Company, that he will not permit a willful violation of laws by the Company and that he meets the eligibility requirements of the Code, the Articles of Incorporation of the Company, and these Bylaws. Such oath or affirmation shall be signed by the director and shall be placed into the minutes of the meetings of the Board of Directors.

3.4 Removal. The entire Board of Directors or an individual director may be removed from office with or without cause by the affirmative vote of shareholders entitled to cast at least a majority of the votes which all shareholders would be entitled to cast at an annual election of directors. In addition, the Board of Directors may remove a director from office if such director: (i) is adjudicated an incompetent by a court; (ii) is convicted of a felony; (iii) does not, within 60 days after being elected, accept the office in writing or by attendance at a meeting of the Board of Directors and fulfill other requirements for holding the office of director; (iv) fails to attend regular meetings of the Board of Directors for three consecutive meetings without having been excused by the Board of Directors; or (v) was an employee or duly elected officer of the Company and was discharged, or resigned at the request of the Board of Directors for reasons relating to performance of duties as an employee or officer of the Company.

3.5 Vacancies. A vacancy occurring in the Board of Directors, whether caused by removal or otherwise and including vacancies resulting from an increase in the number of directors, may be filled for the unexpired term, and until the shareholders shall have elected a successor, by the affirmative vote of a majority of the directors remaining in office.

3.6 Compensation. Directors may receive such compensation for their services as directors as may from time to time be fixed by vote of the Board of Directors. A director may also serve the Company in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in such other capacity; provided, however, no director shall be compensated from commissions derived from the sale of credit related insurance (credit life, disability, accident and health insurance, etc.) where premiums paid by a customer of the Company for such insurance are financed by the Company as part of the credit extended, or where purchase of the insurance is a condition precedent to the granting of credit.

3.7 Committees of the Board of Directors. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each consisting of one or more directors. Each committee shall have the authority of the Board of Directors in regard to the business of the Company to the extent set forth in the resolution establishing such committee, subject to the limitations set forth in state and federal laws and regulations.

3.8 Honorary and Advisory Directors. When a director of the Company retires under the retirement policies of the Company as established from time to time by the Board of Directors, the director automatically shall become an Honorary Director of the Company following retirement. The Board of Directors of the Company may also appoint any individual as an Honorary Director, Director Emeritus, or member of an advisory board established by the Board of Directors. Any individual automatically becoming an Honorary Director or appointed an Honorary Director, Director Emeritus, or member of an advisory board as provided by this Section 3.8 may be compensated as provided in Section 3.6. However, such director may not vote at any meeting of the Board of Directors or be counted in determining a quorum as provided in Section 4.6 and shall not have any responsibility or be subject to any liability imposed upon a director, or otherwise be deemed a director.

3.9 Age Limitation. No person 75 years of age shall be eligible for election, reelection, appointment, or reappointment to the board of the association. No director shall serve as such beyond the annual meeting of the association immediately following the director becoming 75. This age limitation does not apply to an advisory director.

ARTICLE FOUR

MEETINGS OF THE BOARD OF DIRECTORS

4.1 Regular Meetings. An annual organizational meeting of the Board of Directors shall be held on the day of and following the annual meeting of the shareholders of the Company. In the event the annual shareholders’ meeting is not held as provided by Sections 2.2, 2.3 or 2.12, such organizational meeting shall be held as herein provided for regular meetings. In addition, regular meetings of the Board of Directors shall be held once a quarter during the calendar year except during the month in which the organizational meeting of the Board of Directors is held.

4.2 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, Chairman of the Board, or by any 2 directors in office at that time.

4.3 Place of Meetings. Directors may hold their meetings at any place within or outside the State of Georgia as the Board of Directors may from time to time establish for regular meetings, or as set forth in the notice of special meetings, or in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver.

4.4 Participation by Remote Communication. The Board of Directors may permit directors to participate in a meeting of the Board of Directors by, or conduct a meeting of the Board of Directors through the use of, any means of communication by which all directors participating can simultaneously hear each other during the meeting. A director participating by such means is considered present in person at the meeting.

4.5 Notice of Meetings. No notice shall be required for any regularly scheduled meeting of the directors of the Company. Unless waived as contemplated in Section 5.2, the President or Secretary of the Company, or any director thereof shall give notice to each director of each special meeting stating the time, place and purposes of the meeting. Such notice shall be given by mailing notice of the meeting at least 5 days before the date of the meeting, or by telephone, electronic mail or personal delivery at least 3 days before the date of the meeting. If given by electronic mail, notice shall be deemed given when transmitted to the director at the director’s electronic mail address that appears on the Company’s records, if any, provided that confirmation of the transmission is received. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be specified in the notice unless specifically required by statute or by these bylaws. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transacting of business because the meeting is not lawfully called.

4.6 Quorum. At meetings of the Board of Directors, a majority of the directors then in office shall be necessary to constitute a quorum for the transaction of business.

4.7 Vote Required for Action. Except as otherwise provided in these Bylaws, by the Articles of Incorporation of the Company, or by law, the act of a majority of the directors present at a meeting at which a quorum is present at the time shall be the act of the Board of Directors.

4.8 Action by Directors without a Meeting. Any action which may be taken at any meeting of the Board of Directors, or at any meeting of a committee of directors may be taken without a meeting if a written consent thereto shall be signed by all directors, or all members of the committee. The written consent must be filed with the minutes of the proceedings, of the Board or the committee. The written consent shall have the same force and effect as a unanimous vote of the Board of Directors or the committee.

ARTICLE FIVE

NOTICE AND WAIVER

5.1 Procedure. Whenever these Bylaws require notice to be given to any shareholder or director, the notice shall be given as prescribed in Sections 2.5 or 4.5, whichever is applicable. Whenever notice is given to a shareholder or director by mail; the notice shall be sent by first class mail. The notice shall be sent in a sealed envelope, postage paid, addressed to the shareholder or director at their last known address, and shall be deemed to have been given at the time it is deposited in the United States mail. Whenever notice is given by electronic mail, notice shall be deemed given when transmitted to the shareholder or director at the shareholder or director’s electronic mail address that appears on the Company’s records, if any, or which the shareholder or director has consented to receive notice.

5.2 Waiver. Except as limited by the Code, whenever any notice is required to be given to any shareholder or director by law, by the Articles of Incorporation of the Company, or these Bylaws, a waiver thereof in writing or by electronic transmission, signed by the director or shareholder entitled to such notice, or by the proxy of such shareholder, whether before or after the meeting to which the waiver pertains, shall be deemed equivalent thereto; provided, however, that no such waiver shall apply by its terms to more than 1 required notice.

ARTICLE SIX

OFFICERS

6.1 Company Officers. The officers of the Company shall consist of a President and a Secretary. In addition, the Board of Directors may from time to time elect or provide for the appointment of such other officers or assistant officers as it deems necessary for the efficient management of the Company, or as shall otherwise be required by law or regulation. Any 2 or more offices may be held by the same person, except the offices of President and Secretary. The Board of Directors shall have the power to establish and specify the duties for all officers of the Company.

6.2 Election and Term. All officers shall be either appointed or elected by the Board of Directors and shall serve at the will of the Board of Directors and until their successors have been elected and have qualified, or until their earlier death, resignation, removal, retirement or disqualification.

6.3 Compensation. The compensation of all officers of the Company shall be fixed by the Board of Directors, or by the Executive Committee of the Board of Directors, if such committee is designated as provided in Section 3.7; provided, however, no salaried officer may be compensated as a director even though serving on the Board of Directors; and further provided, no officer shall be compensated from commissions derived from the sale of credit related insurance (credit life, disability, accident and health insurance, etc.) where premiums paid by a bank customer for such insurance are financed by the Company as part of the credit extended.

6.4 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without any cause whenever, in its judgment, the best interests of the Company will be served thereby without prejudice to any contract right to such officer.

6.5 Chairman of the Board. The Board of Directors shall elect a Chairman of the Board of Directors who shall preside and act as chairman at all meetings of the shareholders and the Board of Directors, and who shall perform such other duties as the Board of Directors may from time to time direct.

6.6 President. The President shall have general control and supervision over the business and affairs of the Company. He shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman and Vice Chairman of the Board of Directors, the President shall preside and act as chairman of all meetings of the shareholders and the Board of Directors. He also shall perform such other duties as may be delegated to him from time to time by the Board of Directors.

6.7 Officer in Place of President. The Board of Directors may designate an officer who shall, in the absence or disability of the President, or at the direction of the President, perform the duties and exercise the powers of the President.

6.8 Secretary. The Secretary shall keep accurate written records of the acts and proceedings of all meetings of shareholders, directors and committees of directors in accordance with Section 1.3. The Secretary shall have authority to give all notices required by law or these Bylaws and shall be custodian of the corporate books, records, contracts and other documents. The Secretary may affix the Company’s seal to any lawfully executed documents requiring it and shall sign such instruments as may require signature.

6.9 Reimbursement by Officers. Any payments made to an officer of the Company such as salary, commission, bonus, interest or rent, or reimbursement of entertainment expenses incurred by such officer, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Company to the full extent of such disallowance. It shall be the duty of the Board of Directors to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the Board of Directors, proportionate amounts may be withheld from such officer’s future compensation payments until the amount owed to the Company has been recovered.

ARTICLE SEVEN

DIVIDENDS

7.1 Time and Conditions of Declaration. Dividends on the outstanding shares of the Company may be declared by the Board of Directors at any regular or special meeting and paid in cash or property in accordance with the Code.

7.2 Share Dividends - Treasury Shares. Dividends may be declared by the Board of Directors and paid out of any lawfully held treasury shares.

7.3 Share Dividends - Unissued Shares. Dividends may be declared by the Board of Directors and paid in the authorized but unissued shares of the Company. The shares shall be issued at not less than par value. At the time such dividend is paid an amount equal to at least the aggregate par value of the shares should be transferred to capital stock from retained earnings. After payment of the dividend, the Company shall continue to maintain the paid-in capital and/or appropriated retained earnings requirements of the Code.

7.4 Share Splits. A split or division of the issued shares of any class into a greater number of shares of the same class without increasing the capital stock of the Company shall not be construed to be a share dividend within the meaning of this Article Seven.

ARTICLE EIGHT

SHARES

8.1 Authorization and Issuance of Shares. The par value and the maximum number of shares of any class of the Company which may be issued and outstanding shall be set forth from time to time in the Articles of Incorporation of the Company. The Board of Directors may increase or decrease the number of issued and outstanding shares of the Company within the maximum number of shares authorized by the Articles of Incorporation and the minimum capitalization requirements of the Articles of Incorporation or Georgia law.

8.2 Certificates Representing Shares. Shares represented by certificates shall, at a minimum, state upon the face thereof:

(a) The name of the Company and that it is organized under the laws of Georgia.

(b) The name of the person to whom issued.

(c) The number and class of shares and the designation of the series, if any, which the certificate represents.

(d) A conspicuous statement setting forth restrictions on the transfer of the shares, if any.

No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

8.3 Uncertificated Shares. The Company may, from time to time, evidence some or all of the issued shares of any or all classes or series by book entry or otherwise without certificates. The Company shall, within a reasonable time after the issuance or transfer of uncertificated shares, send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates under the Code. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

8.4 Rights of Company with Respect to Registered Owners. Prior to due presentation for transfer of registration of its shares, the Company may treat the registered owner of the shares as the person exclusively entitled to vote such shares, to receive any dividend or other distribution with respect to such shares, and for all other purposes; and the Company shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

8.5 Transfer of Shares. Transfers of shares shall be made upon the stock transfer books of the Company only upon direction of the registered owner of the shares to be transferred, or by an attorney of such person lawfully constituted in writing; and, in the case of certificated shares, before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the provisions of Section 8.7 of these Bylaws shall have been satisfied.

8.6 Duty of Company to Register Transfer. Notwithstanding any of the provisions of Section 8.5 of these Bylaws, the Company is under a duty to register the transfers of its shares only if:

(a) the Company has no duty to inquire into adverse claims or has discharged any such duty;

(b) any applicable law relating to the collection of taxes has been complied with;

(c) the transfer is in fact rightful or is to a bona fide purchaser; and

(d) in the case of certificated shares, (i) the share certificate is endorsed by the appropriate person or persons and (ii) reasonable assurance is given that these endorsements are genuine and effective.

8.7 Lost, Stolen, or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen, or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Company a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen, or destroyed.

8.8 Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date, such date to be not more than 70 days (and in the case of a shareholders’ meeting, not less than 10 days) prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

8.9 Record Date if None Fixed. If no record date is fixed as provided in Section 8.8 of these Bylaws, then the record date for any determination of shareholders which may be proper or required by law shall be the date on which notice is mailed in the case of a shareholders’ meeting, or the date on which the Board of Directors adopts a resolution declaring a dividend in the case of a payment of a dividend.

ARTICLE NINE

INDEMNIFICATION

9.1 Indemnification - General. Subject to the terms, conditions, and limitations of this Article Nine and except as otherwise prohibited by applicable law, the Company shall indemnify, defend and hold harmless any person (or their heirs, executors, or administrators) for any liability and all reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, to which such person may be made a party by reason of the fact that such person is or was a director or officer of the Company, or that such person is or was serving, at the request of the Company, as a director, officer, or fiduciary of another corporation, company, trust, or other organization or enterprise, if and to the extent:

(a) such person conducted himself or herself in good faith; and

(b) such individual reasonably believed:

(i) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the Company;

(ii) in all other cases, that such conduct was at least not opposed to the best interests of the Company; and

(iii) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

Prior to any indemnification being made pursuant to this Section 9.1, a determination whether the person seeking indemnification is entitled to indemnification shall be made in each case in respect of the specific proceeding for which indemnification is sought, in accordance with Section 14-2-855 of the Code (or such successor provision then in effect). For purposes of such determination, a director’s conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interests of the participants in and beneficiaries of the plan shall be deemed to be conduct not opposed to the best interests of the Company for purposes of the requirement of subsection (b)(2), and the termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, be determinative that the person did not meet the standard of conduct described in this Section.

9.2 Mandatory Indemnification. The Company shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director of the Company (or is or was serving, at the request of the Company, as a director, trustee, officer, or fiduciary of another corporation, company, trust, or other organization or enterprise) against reasonable expenses incurred by the director in connection with the proceeding.

9.3 Exceptions to Indemnification. Notwithstanding the foregoing, the Company may not indemnify any person:

(a) in connection with a proceeding by or in the right of the Company, except for expenses actually and reasonably incurred by such person in connection with the proceeding if it is determined that such person has met the relevant standard of conduct set forth under Section 9.1;

(b) in connection with any proceeding with respect to conduct for which such person was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity; or

(c) in respect of amounts as to which indemnification is otherwise prohibited under applicable law.

9.4 Payment of Expenses in Advance. The Company shall pay for or reimburse the reasonable expenses incurred by a director or officer of the Company who is a party to a proceeding in advance of final disposition of the proceeding if (a) he or she furnishes the Company written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in Section 9.1 of this Article, and (b) he or she furnishes the Company a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification. The undertaking required by this Section must be an unlimited general obligation but need not be secured and may be accepted without reference to financial ability to make repayment.

9.5 Insurance. The Company, upon the affirmative vote of a majority of its Board of Directors, may purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the Company, or is or was serving, at the request of the Company, as a director, trustee, officer, employee or agent of another corporation, company, trust or other organization or enterprise against liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Company would have the power to indemnify him against such liability under the foregoing provisions of these Bylaws.

9.6 Rights Not Exclusive. The indemnification and advancement of expenses provided by or granted pursuant to this Article Nine shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which persons seeking indemnification or advancement of expenses may be entitled under any bylaw, resolution, agreement, contract or applicable law.

9.7 Prospective Amendment Only. Any repeal or modification of the indemnification and advancement of expenses provided by or granted pursuant to this Article Nine shall be prospective only and shall not adversely affect any right or protection existing at the time of such repeal or modification.

ARTICLE TEN

EMERGENCY OPERATIONS

10.1 General. In the event of an emergency declared by the President of the United States or the person performing such functions, or an emergency declared by the Governor of the State of Georgia or the person performing such functions, the officers and employees of this Company shall continue to conduct the affairs of the Company under such guidance from the directors as may be available except as the matters which by statute or regulation require specific approval of the Board of Directors, and subject to conformance with any governmental directives during the emergency. In the absence of a plan of operation formulated by the Board of Directors providing for conducting the business of the Company during the time emergencies exist, the following provisions shall govern the operations of the Company notwithstanding any other provisions of these Bylaws to the contrary; provided, further, that all operations shall be consistent with all state and federal laws governing emergency operations.

10.2 Meeting of Board of Directors. The Board of Directors shall meet as soon as practicable at the time and place within the State of Georgia, or, if no place within the State of Georgia can be utilized promptly, without the State of Georgia, as designated by the Chairman of the Board of Directors, the President, the officer designated pursuant to Section 6.7, or any 2 directors. Such meeting may be held by remote communication in accordance with Section 4.4. Any director may waive notice of such meeting in writing before, at, or after such meeting. If it shall be determined at such meeting that there are less than 5 directors then capable of serving, the, directors present at such meeting shall, by majority vote, appoint a sufficient number of persons to fill the vacancies existing in the Board of Directors to bring the total number of directors to not less than 5. As soon as a majority of such Board of Directors, consisting of not less than 5 members, can be assembled, whether in person or by remote communication, at the meeting required by this Section 10.2, or any adjournment thereof, which adjournment can be effected at any time by a majority of the vote of those in attendance, the Board of Directors as then constituted shall (i) appoint such officers as may be required to transact the business of the Company to succeed the then appointed or acting officers who have been incapacitated as a result of the emergency, and (ii) designate and authorize temporary relocation and establishment of the main Company office which may have become wholly or partially unusable as a result of the emergency conditions.

10.3 Interim Administration. Until such time as the meeting of the Board of Directors required by Section 10.2 can be held and action taken by it, and in the event either the President or the officer of the Company designated pursuant to Section 6.7 cannot be located or is unable to continue normal executive duties, all perfunctory matters ordinarily performed by the President may be performed by any Vice President if such officer or officers have been designated, and if not, by the Secretary of the Company.

10.4 Interim Office. Until such time as the meeting required by Section 10.2 can be held and action taken by the Board of Directors as then constituted and in the event that because of damage or disaster the main Company office becomes wholly or partially unusable, such main Company office shall be relocated at any location designated by the acting President. The acting President shall notify the state and federal regulatory authorities of any such relocation of its main office as promptly as possible.

ARTICLE ELEVEN

MISCELLANEOUS

11.1 Inspection of Books and Records. The Board of Directors shall have power to determine which accounts, books and records of the Company shall be open to the inspection of shareholders, except such accounts, books, and records that are specifically open to inspection by law, and the Board of Directors shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection.

11.2 Fiscal Year. The fiscal year of the Company shall be the calendar year.

11.3 Seal. The corporate seal of the Company shall, be in such form as the Board of Directors may from time to time determine.

11.4 Annual Statements. The Company shall prepare such financial statements showing the results of its operations during its fiscal year as shall be required by the Code or other applicable law. Upon receipt of written request, the Company promptly shall mail to any shareholder of record a copy of the most recent such financial statement.

11.5 Contracts, Checks, Drafts, Reports, etc. Such of the officers or employees of the Company as may from time to time be designated by the Board of Directors or by the Executive Committee shall have power and authority to sign contracts, checks, drafts and like instruments and to endorse checks, bills of exchange, orders, drafts and vouchers made payable or endorsed to the Company, whether in its own right or in any fiduciary capacity. No officer or employee, however, may on behalf of the Company execute or deliver any check, draft or other like instrument in favor of such officer or employee of the Company; provided, further, any officer elected by the Board of Directors may sign reports to state and federal agencies as may be filed, unless otherwise required by law or regulation.

11.6 Legal Restrictions. All matters covered in these Bylaws shall be subject to such restrictions as shall be imposed on the Company by state and federal laws and regulations.

ARTICLE TWELVE

AMENDMENTS

12.1 Power to Amend Bylaws. The Board of Directors shall have power to alter, amend or repeal these Bylaws or adopt new bylaws, but any bylaws adopted by the Board of Directors may be altered, amended or repealed, and new bylaws adopted by the shareholders. The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed, by the Board of Directors.

12.2 Conditions. Action taken by the shareholders with respect to these Bylaws shall be taken by an affirmative vote of a majority of the shares entitled to vote, and action by the Board of Directors with respect to these Bylaws shall be taken by an affirmative vote of a majority of all directors then holding office.

12.3 Inspection. A copy of these Bylaws, with all amendments thereto, shall at all times, be kept in a convenient place in the banking house of TC Federal Bank, and shall be open to inspection by all shareholders during banking hours. The directors may furnish a copy of these Bylaws, and all amendments thereto, to all shareholders, provided that all amendments and alternations by the Board of Directors shall be furnished to the shareholders at the first meeting of the shareholders thereafter.